Exhibit 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Bancorp Connecticut, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company), hereby constitute and appoint Robert D. Morton and Phillip J. Mucha, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation and filing as required by said Act of the Company's 2001 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 2001 (the "10-K"), and Proxy Statement and Proxy Card to be issued in connection with the Company's 2002 Annual Meeting; including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers thereof in the capacities indicated below to the 10-K and all amendments and supplements thereto, or any other appropriate form about to be or heretofore or hereafter filed with the Securities and Exchange Commission in respect of said Annual Report to Shareholders, 10-K, Proxy Statement, Proxy Card or Annual Meeting and all instruments or documents filed as a part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of March 20, 2002.

Signature	Title	Date

/s/ Robert D. Morton Robert D. Morton	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2002

/s/ Phillip J. Mucha Phillip J. Mucha	Chief Financial Officer and Treasurer/Secretary (Chief Financial and Accounting Officer)	March 20, 2002

/s/ Norbert H. Beauchemin Norbert H. Beauchemin	Director	March 20, 2002

/s/ Michael J. Karabin Michael J. Karabin	Director	March 20, 2002

/s/ David P. Kelley David P. Kelley	Director	March 20, 2002

/s/ Frederick E. Kuhr Frederick E. Kuhr	Director	March 20, 2002

/s/ Joseph J. LaPorte Joseph J. LaPorte	Director	March 20, 2002

/s/ Ralph G. Mann Ralph G. Mann	Director	March 20, 2002

/s/ Andrew J. Meade Andrew J. Meade	Director	March 20, 2002

/s/ Frank R. Miller Frank R. Miller	Director	March 20, 2002

/s/ Anthony S. Pizzitola Anthony S. Pizzitola	Director	March 20, 2002

/s/ Dennis J. Stanek Dennis J. Stanek	Director	March 20, 2002